UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2019

________________________________

BLUEGREEN VACATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09292	03-0300793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 912-8000

Not Applicable

(Former name or former address, if changed since last report.)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On March 25, 2019, Bluegreen Vacations Corporation (“Bluegreen”) announced that Bluegreen Vacations Unlimited, Inc. (“BVU”), a wholly-owned subsidiary of Bluegreen, and Bluegreen/Big Cedar Vacations, LLC (“Bluegreen/Big Cedar”), a 51%-owned subsidiary of BVU, (BVU, Bluegreen/Big Cedar and Bluegreen, collectively, the “Company”), received a notice delivered pursuant to the Amended and Restated Marketing and Promotions Agreement dated December 31, 2007 (the “Agreement”) from Bass Pro, Inc. and Big Cedar L.L.C. (collectively, “Bass Pro”) notifying the Company that Bass Pro intends to cancel the Company’s access to the Bass Pro marketing channels and advertising materials as of 30 days from the date of the notice unless the Company cures alleged breaches to Bass Pro’s satisfaction. Bluegreen also announced that it has been advised by BBX Capital Corporation that it is reevaluating moving forward with the previously announced short form merger which would take Bluegreen private and may choose not to consummate the transaction. A copy of the press release is attached hereto as Exhibits 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated March 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2019	BLUEGREEN VACATIONS CORPORATION

By:	/s/ Anthony M. Puleo
Anthony M. Puleo
Executive Vice President, Chief Financial Officer and Treasurer, President Bluegreen Treasury Services

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated March 25, 2019